Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4

*CUSIP:	21988K875	Class	A-1
	21988KAL1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 10, 2014.

INTEREST ACCOUNT

Balance as of June 5, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of July 10, 2014 Call Price received July 10, 2014 upon exercise of Call Warrants by certain of the holders thereof		$620,386.67
Interest portion of cash liquidation proceeds from July 10, 2014 sale of $10,000,000 principal amount of underlying securities at price $112.737 per $100 received July 15, 2014 for distribution to certain Call Warrant Holders		$264,375.00

LESS:
Distribution of interest to Class A-1 Holders on July 10, 2014	–$	241,666.67
Distribution of interest to Class A-2 Holders on July 10, 2014	–$	10,385.00
Distribution to Class A-2 Holders of Amortizing Notional Amount on July 10, 2014	–$	368,335.00
Distribution of interest portion of cash liquidation proceeds from July 10, 2014 sale of $10,000,000 principal amount of underlying securities to certain Call Warrants Holders on July 15, 2014	–$	264,375.00
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	0.00
Balance as of July 10, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of June 5, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of July 10, 2014 Call Price received July 10, 2014 upon exercise of Call Warrants by certain of the holders thereof		$10,000,000.00
Principal portion of cash liquidation proceeds from July 10, 2014 sale of $10,000,000 principal amount of underlying securities at price $112.737 per $100 received on July 15, 2014 for distribution to certain Call Warrant Holders		$11,273,700.00

LESS:
Distribution of principal to Class A-1 Holders on July 10, 2014	–$	10,000,000.00
Distribution of cash liquidation proceeds from July 10, 2014 sale of $10,000,000 principal amount of underlying securities to certain Call Warrants Holders on July 15, 2014	–$	11,273,700.00
Balance as of July 10, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF July 10, 2014

Principal Amount	Title of Security

$15,000,000	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.